Exhibit 99.1

Company Contact:	Investor Relations Contact:	Media Contact:
Environmental Power Corporation Kam Tejwani President and Chief Executive Officer (603) 431-1780 ktejwani@environmentalpower.com	Lippert/Heilshorn & Associates, Inc. Jody Burfening/ Seema Brin (212) 838-3777 jburfening@lhai.com sbrin@lhai.com	Lippert/Heilshorn & Associates, Inc. Chenoa Taitt (212) 838-3777 ctaitt@lhai.com

ENVIRONMENTAL POWER CORPORATION APPOINTS JOHN F. O’NEILL AS CFO;

SEASONED ENERGY EXECUTIVE TO BEGIN JULY 1

Portsmouth, NH –June 30, 2005 –Environmental Power Corporation (AMEX:EPG) announced today that John O’Neill has been appointed chief financial officer and treasurer, with responsibility for the company’s finance and accounting operations. As an integral member of the leadership team, Mr. O’Neill will help to formulate strategic direction for the company’s alternative and renewable energy facilities.

Mr. O’Neill’s prior experience includes serving as the chief financial officer and vice president of finance for Constellation/NewEnergy, a leading competitive supplier of electricity, natural gas and energy-related services to over 5000 commercial and industrial customers throughout North America. During his tenure, he streamlined and enhanced the financial, administrative and operational infrastructure to support the company’s growing global presence in major energy markets. As a member of the Credit Committee and the Risk Management committee, Mr. O’Neill’s responsibilities extended to strategic planning decisions for the company as a whole.

Mr. O’Neill’s background also includes extensive experience as a consultant to emerging growth businesses. In connection with providing these consulting services, Mr. O’Neill served as chief financial officer for several companies. He directed the financial operations of National Energy Choice, an energy aggregation company where he helped to build the operational infrastructure and developed the business plan as chief financial officer, and later, as a partner of the firm. “As a business advisor to, and officer of, major energy companies during deregulation periods for natural gas and electricity, I have witnessed the impact that these changes can have on the energy industry, including the market for alternative and renewable energy. I am delighted to be joining Environmental Power Corporation at an important juncture, as the market for alternative and renewable energy sources becomes increasingly important.” says Mr. O’Neill.

Mr. O’Neill began his career as an auditor at KPMG Peat Marwick LLP (now KPMG LLP), where he spent more than a decade advising major industrial and energy companies on corporate transactions, including mergers and acquisitions, public offerings and restructuring of debts. He is a certified public accountant.

Kam Tejwani, president and chief executive officer of Environmental Power Corporation stated, “John’s energy industry background, combined with his experience in working with entrepreneurial concerns position him as a uniquely-qualified addition to our management team. The successful launch of our first operational anaerobic digester in Wisconsin this month elicited great interest and support from the agricultural community, and we look forward to capturing this momentum in working with utilities and farmers to explore avenues for producing energy from renewable sources. John’s record of accomplishment will be an asset to our company as we execute on our growth plan.”

John O’Neill takes over from Jeff Macartney, who served as chief financial officer of Environmental Power for three years. In commenting on the transition, Mr. Tejwani said, “We thank Jeff for his valuable contribution to Environmental Power and his crucial role in bringing Environmental Power to this level. We wish him success in his future endeavors.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

ABOUT MICROGY, INC.

Microgy holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology, which transforms manure and food industry waste into methane-rich biogas that can be used to generate electricity or thermal energy, or refined to pipeline-grade methane for sale as a commodity. This technology also represents a potentially profitable solution for the nation’s estimated 1200 large animal feeding operations as they seek to comply with a growing number of proposed and adopted mandates developed by federal, state and local officials aimed at regulating the management of farm waste. Complying with these mandates places potentially significant cost and operational burdens on America’s farmers, which Microgy’s technology can help to address.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects and for other matters, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, including those relating to competing products and technologies, risks relating to managing and integrating acquired businesses, unpredictable developments, including plant outages and repair requirements, the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with our projects, uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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